Exhibit 10.5

Grant No. __

Wave Life Sciences Ltd.

2021 EQUITY INCENTIVE PLAN

Non-qualified Share Option Grant Notice

Under the Company’s Non-qualified Share Option Agreement (for UK Participants)

A.	Name of Participant:

B.	Grant Date:

[For employees:
C.	Expiration Date:	10-year anniversary of the Grant Date

[For any non-employees:
C.	Expiration Date:	5-year anniversary of the Grant Date

D.	Maximum Number of Ordinary Shares for
which this Option is exercisable:

E.	Exercise (purchase) Price per Ordinary Share:

F.	Vesting Start Date:

G.	Vesting Schedule:

This Option shall become vested and exercisable with respect to the number of Ordinary Shares set forth below provided that at all times the Participant is providing Continuous Service:

[__].

[__].

[__].

[__].

The Company and the Participant acknowledge receipt of this Non-qualified Share Option Grant Notice and agree to the terms of the Non-qualified Share Option Agreement attached hereto and incorporated by reference herein, the Company’s 2021 Equity Incentive Plan and the terms of this Option Grant as set forth above.

Wave Life Sciences Ltd.

By:
Title:	Authorized Signatory

Participant

By:
Name:

NON-QUALIFIED SHARE OPTION AGREEMENT –

INCORPORATED TERMS AND CONDITIONS

This Non-qualified Share Option Agreement (this “Agreement”) is made and entered into as of the Grant Date by and between Wave Life Sciences Ltd., a company incorporated in Singapore (the “Company”), and the “Participant” whose name appears on the Non-qualified Share Option Grant Notice.

1.Grant of Option.

1.1Grant; Type of Option. The Company hereby grants to the Participant an option (the “Option”) to purchase (subscribe for) the total number of Ordinary Shares of the Company equal to the number of Ordinary Shares set forth on the Non-qualified Share Option Grant Notice, at the Exercise Price per Ordinary Share set forth on the Non-qualified Share Option Grant Notice. The Option is being granted pursuant to the terms of the Wave Life Sciences Ltd. 2021 Equity Incentive Plan (the “Plan”). The Option is intended to be a Non-qualified Share Option and not an Incentive Share Option.

1.2Consideration; Subject to Plan. The grant of the Option is made in consideration of the services to be rendered by the Participant to the Company and is subject to the terms and conditions of the Plan. Capitalized terms used but not defined herein will have the meaning ascribed to them in the Plan.

2.Exercise Period; Vesting.

2.1Vesting Schedule. The Option will become vested and exercisable as set forth on the Non-qualified Share Option Grant Notice.

2.2Unvested Option. The unvested portion of the Option will not be exercisable on or after the Participant's termination of Continuous Service.

2.3Expiration. The Option will expire on the Expiration Date set forth on the Non-qualified Share Option Grant Notice, or earlier as provided in this Agreement or the Plan.

3.Termination of Continuous Service.

3.1Termination for Reasons Other Than Cause, Death, Disability. If the Participant’s Continuous Service is terminated for any reason other than Cause, death or Disability, the Participant may exercise the vested portion of the Option, but only within such period of time ending on the earlier of: (a) the date three months following the termination of the Participant's Continuous Service; or (b) the Expiration Date.

3.2Termination for Cause. If the Participant’s Continuous Service is terminated for Cause, the Option (whether vested or unvested) shall immediately terminate and cease to be exercisable.

3.3Termination Due to Disability. If the Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise the vested portion of the Option, but only within such period of time ending on the earlier of: (a) the date 12 months following the Participant's termination of Continuous Service; or (b) the Expiration Date.

3.4Termination Due to Death. If the Participant’s Continuous Service terminates as a result of the Participant’s death, or the Participant dies within a period following termination of the Participant’s Continuous Service during which the vested portion of the Option remains exercisable, the vested portion of the Option may be exercised by the Participant’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by the person designated to exercise the Option upon the Participant’s death, but only within the time period ending on the earlier of: (a) the date 12 months following the Participant's termination of Continuous Service; or (b) the Expiration Date.

4.Manner of Exercise.

4.1Election to Exercise. To exercise the Option, the Participant (or in the case of exercise after the Participant’s death or incapacity, the Participant’s executor, administrator, heir or legatee, as the case may be) must deliver to the Company a notice of intent to exercise in the manner designated by the Board or the Committee.  If someone other than the Participant exercises the Option, then such person must submit documentation reasonably acceptable to the Company verifying that such person has the legal right to exercise the Option.

4.2Payment of Exercise Price. The entire Exercise Price of the Option shall be payable in full at the time of exercise in any form of legal consideration allowed pursuant to Section 6.4 of the Plan.

4.3Withholding. Prior to the issuance of shares upon the exercise of the Option, the Participant must make arrangements satisfactory to the Company to pay or provide for any applicable foreign, federal, state and local withholding obligations of the Company or the Participant’s employer or former employer (including income tax and National Insurance Contributions due under the United Kingdom’s Pay As You Earn withholding system). The Participant may satisfy any foreign, federal, state or local tax and social security contributions (including National Insurance Contributions) withholding obligation relating to the exercise of the Option by any of the following means:

(a)tendering a cash payment; or

(b)authorizing the Company to withhold Ordinary Shares from the Ordinary Shares otherwise issuable to the Participant as a result of the exercise of the Option; provided, however, that no Ordinary Shares are withheld with a value exceeding the maximum amount of tax required to be withheld by Applicable Laws; or

(c)authorizing the Company to procure the sale of sufficient Ordinary Shares issued to the Participant as a result of the exercise of the Option to meet the withholding obligation.

The Company has the right to withhold from any compensation paid to a Participant.

4.4Issuance of Shares. Provided that the exercise notice and payment are in compliance with the Plan and in form and substance satisfactory to the Company, the Company shall issue the Ordinary Shares registered in the name of the Participant, the Participant’s authorized assignee, or the Participant's legal representative, which shall be evidenced by share certificates representing the shares with the appropriate legends affixed thereto, appropriate entry on the books of the Company or of a duly authorized transfer agent, or other appropriate means as determined by the Company.

5.No Right to Continued Employment; No Rights as Shareholder. Neither the Plan nor this Agreement shall confer upon the Participant any right to be retained in any position, as an Employee, Consultant or Director of the Company or its Affiliates. Further, nothing in the Plan or this Agreement shall be construed to limit the discretion of the Company to terminate the Participant's Continuous Service at any time, with or without Cause. The Participant shall not have any rights as a shareholder with respect to any Ordinary Shares subject to the Option prior to the date of exercise of the Option. In addition, neither the Plan nor this Agreement shall form part of any contract of employment between the Company or its Affiliates and the Participant. Neither the Plan nor this Agreement entitles the Participant to the exercise of any discretion in his or her favour. The benefit to the Participant of participation in the Plan (including, in particular but not by way of limitation, any Award held by him or her) shall not form any part of his or her remuneration or count as his or her remuneration for any purpose and shall not be pensionable.  If the Participant ceases to be an Employee for any reason, he or she shall not be entitled to compensation for the loss or diminution in value of any right or benefit or prospective right or benefit under the Plan (including, in particular but not by way of limitation, any Award held by him or her which lapse by reason of his or her ceasing to be in employment with the Company or its Affiliates) whether by way of damages for unfair dismissal, wrongful dismissal, breach of contract or otherwise.

6.Transferability. The Option is not transferable by the Participant other than to a designated beneficiary upon the Participant's death or by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by Applicable Laws, and otherwise shall be exercisable during the Participant's lifetime only by him or her unless the Board allows transfer to a Permitted Transferee. No assignment or transfer of the Option, or the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise (except to a designated beneficiary, upon death, by will or the laws of descent or distribution) will vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the Option will terminate and become of no further effect.

7.Corporate Transactions and Adjustments. The Ordinary Shares subject to the Option may be adjusted or terminated in any manner as contemplated by Sections 11 and 12 of the Plan.

8.Tax Liability and Withholding. Notwithstanding any action the Company takes with respect to any or all income tax, social insurance, social security contributions (including National Insurance Contributions), payroll tax, or other tax-related withholding (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains the Participant's responsibility and the Company (a) makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant, vesting, or exercise of the Option or the subsequent sale of any shares acquired on exercise; and (b) does not commit to structure the Option to reduce or eliminate the Participant's liability for Tax-Related Items.

The Company may at its discretion require the Participant to enter into an election under Chapter 2 of Part 7 of the Income Tax (Earnings and Pensions) Act 2003 of the United Kingdom and determine that the Option may not Vest or be exercised unless the Participant has entered into such an election beforehand.

9.Compliance with Law. The exercise of the Option and the issuance and transfer of Ordinary Shares shall be subject to compliance by the Company and the Participant with all Applicable Laws. No Ordinary Shares shall be issued pursuant to this Option unless and until any then Applicable Laws have been fully complied with to the satisfaction of the Company and its counsel. The Participant understands that the Company is under no obligation to register the Ordinary Shares with the U.S. Securities and Exchange Commission, any state securities commission or any stock exchange or under any other Applicable Laws to effect such compliance.

10.Governing Law. This Agreement will be construed and interpreted in accordance with the laws of the State of Delaware and any other Applicable Laws, without giving effect to the conflict of law principles thereof.  For the purpose of litigating any dispute that arises under this Agreement, if the Participant is a tax resident of the United States the parties hereby consent to exclusive jurisdiction in the Commonwealth of Massachusetts and agree that such litigation shall be conducted in the state courts of Middlesex County, Massachusetts or the federal courts of the United States for the District of Massachusetts and if the Participant is a resident of any other country the parties consent to the exclusive jurisdiction in the country in which such Participant resides.

11.Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by the Participant or the Company to the Committee for review. The resolution of such dispute by the Committee shall be final and binding on the Participant and the Company.

12.Options Subject to Plan. This Agreement is subject to the Plan as approved by the Company’s shareholders. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

13.Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon the Participant and the Participant's beneficiaries, executors, administrators and the person(s) to whom this Agreement may be transferred by will or the laws of descent or distribution.

14.Severability. The invalidity or unenforceability of any provision of the Plan or this Agreement shall not affect the validity or enforceability of any other provision of the Plan or this Agreement, and each provision of the Plan and this Agreement shall be severable and enforceable to the extent permitted by law.

15.Discretionary Nature of Plan. The Plan is discretionary and may be amended, cancelled or terminated by the Company at any time, in its discretion. The grant of the Option in this Agreement does not create any contractual right or other right to receive any Options or other Awards in the future. Future Awards, if any, will be at the sole discretion of the Company. Any amendment, modification, or termination of the Plan shall not constitute a change or impairment of the terms and conditions of the Participant's employment with the Company.

16.Amendment. The Committee has the right to amend, alter, suspend, discontinue or cancel the Option, prospectively or retroactively; provided, that, no such amendment shall adversely affect the Participant's material rights under this Agreement unless (a) the Company requests the consent of the Participant; and (b) the Participant consents in writing.

17.No Impact on Other Benefits. The value of the Participant's Option is not part of his or her normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance or similar employee benefit.

18.Data Privacy. By entering into this Agreement, the Participant:  (i) authorizes the Company and each Affiliate, and any agent of the Company or any Affiliate administering the Plan or providing Plan recordkeeping services, to disclose to the Company or any of its Affiliates such information and data as the Company or any such Affiliate shall request in order to facilitate the grant of options and the administration of the Plan; and (ii) authorizes the Company and each Affiliate to store and transmit such information in electronic form for the purposes set forth in this Agreement. For the purposes of the Plan, the Wave Life Sciences UK Limited Employee Privacy Notice (“Privacy Notice”) informs the Participant whether their personal data is processed under the EU’s General Data Protection Regulation (2016/679) (or any successor or implementing laws) (the "GDPR") and if so, the basis for processing such data. The Participant understands that, in accordance with the Privacy Notice, their personal data may be transferred and/or processed for any purpose relating to the Plan by the Company, its Affiliates, and those administering or providing services under the Plan.

19.Acceptance. The Participant hereby acknowledges receipt of a copy of the Plan and this Agreement. The Participant has read and understands the terms and provisions thereof, and accepts the Option subject to all of the terms and conditions of the Plan and this Agreement. The Participant acknowledges that there may be adverse tax consequences upon exercise of the Option or disposition of the underlying shares and that the Participant should consult a tax advisor prior to such exercise or disposition